UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 22, 2015

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2015, David Montez, the Controller and Chief Accounting Officer of PDL BioPharma, Inc. (the Company), entered into a Separation Agreement whereby he resigned from the Company, such resignation to be effective as of May 15, 2015. Under the Separation Agreement, Mr. Montez will receive a one-time payment of $111,009.80, plus 2,772 vested shares of the Company’s restricted stock and up to 12 months of COBRA coverage. In addition, Mr. Montez will be retained as a consultant to support the transition to a new chief accounting officer for the Company for a six month period following his resignation. All unvested restricted stock awards granted to Mr. Montez have been forfeited and returned to the Company.

The Company has initiated the search for a new chief accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BioPharma, inc. (Company)

By:	/s/ Peter S. Garcia
Peter S. Garcia
Vice President and Chief Financial Officer

Dated: April 23, 2015